Exhibit 10.4

PLACEMENT AGENCY AGREEMENT

June 5, 2017

Brookline Capital Markets,
a division of CIM Securities, LLC
509 Madison Avenue, Suite 1006
New York, New York 10022
Attention: William B. Buchanan, Jr., Managing Director

Dear Mr. Buchanan:

Q BIOMED, Inc., a Nevada corporation (“Company”), the common stock of which is traded on the OTCQB under the trading symbol “QBIO,” hereby confirms its agreement (this “Agreement”) with Brookline Capital Markets, a division of CIM Securities, LLC, a Colorado limited liability company (“Brookline”), for Brookline to act as the exclusive placement agent for Company as follows:

1.            Offering. Subject to the terms and conditions of this Agreement:

(a)            Company will offer through a private offering (the “Offering”) for sale to accredited investors (as defined in Section 1(c) below) through Brookline and Brookline’s selected dealers, if any, Securities (as defined below) on terms and conditions mutually agreeable to the parties. The Offering is expected to be for a minimum amount of $6,000,000 of Securities and for a maximum amount of $8,000,000 of Securities. As used in this Agreement, “Securities” means equity securities of Company and “affiliates” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
(b)            Placement of the Securities by Brookline will be made on a best efforts basis with respect to any minimum amount. The Securities will be offered to prospective investors, which, subject to compliance with the requirements for other investors, may include related parties of Brookline and Company, commencing on the later of the date of this Agreement or the date of the Memorandum, which Company shall work in good faith on completing as soon as is reasonably possible, and terminating on a date to be mutually agreed upon by the parties but which in any event shall be no later than July 15, 2017 unless mutually agreed to by the parties in writing. The date upon which this Agreement terminates shall be referred to as the “Termination Date.” Notwithstanding the foregoing, Brookline has no obligation to purchase Securities.

(c)            Company will not accept subscriptions from, or sell Securities to, and Brookline will not solicit or make any offers on behalf of Company to, any persons that do not qualify as (or are not reasonably believed to be) “accredited investors”, as such term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).
(d)            The Offering will be made by Brookline on behalf of Company solely pursuant to the Memorandum, which at all times will be in form and substance reasonably acceptable to Brookline. As used in this Agreement, “Memorandum” means Company’s confidential private placement memorandum, securities purchase agreement and/or other appropriate Company-approved disclosure documentation, inclusive of all schedules, exhibits, attachments and all amendments, restatements, supplements and appendices thereto, and other Company-approved documents that Brookline may use on Company’s behalf to sell the Securities.
(e)            Brookline shall comply with all applicable broker-dealer registration requirements, applicable federal and state securities laws and all Financial Industry Regulatory Authority (“FINRA”) regulations with respect to the Offering and will conduct the Offering in accordance with Rule 506 of Regulation D as promulgated under Section 4(a)(2) of the Act (“Regulation D”). In connection with the Offering, Brookline will deliver to each prospective investor contacted by Brookline, prior to Company’s acceptance of any subscription from such prospective investor, the Offering Documents. As used in this Agreement, “Offering Documents” means the Memorandum, and any other Company-approved subscription documents related thereto, including, without limitation, such subscription documents as Brookline may reasonably require to be executed by its potential investors  (e.g., anti-money laundering form, client suitability form, etc.) in connection with the Offering. Brookline represents and warrants to Company that all information and statements related to Brookline provided in writing by Brookline for inclusion in the Offering Documents, if any, will be true and correct in all material respects as of the date provided or such other date as specifically set forth in the Offering Documents, and such statements and information will not be misleading in any material respect.

(f)            Brookline will not make an offer of the Securities on the basis of any communication or document except the Offering Documents. Brookline will obtain completed Offering Documents from each prospective investor that intends to purchase Securities in the Offering and shall provide such Offering Documents to Company as soon as reasonably practicable thereafter, it being agreed that Brookline may retain copies thereof for its records and may file and provide such documents with FINRA and any other regulator with authority over the Offering pursuant to FINRA Rule 5123 and other applicable laws and regulations. Brookline will remain through the later of the Termination Date or the final Closing related to the Offering a broker-dealer registered with the United States Securities and Exchange Commission (the “SEC”), a member in good standing with FINRA, and licensed or registered as a broker-dealer in any state in which Brookline is required to be so licensed or registered to offer and sell the Securities in compliance with the terms of the Memorandum. Brookline will promptly advise Company of any material change in any of the representations and warranties made by Brookline in this Agreement that arises prior to the termination of the Offering. All actions by Brookline and its agents, employees and affiliates in connection with the offer and sale of the Securities pursuant to this Agreement will conform to the applicable provisions of Regulation D, the anti-fraud provisions of the Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), and all applicable state securities laws and regulations, and Company hereby authorizes Brookline to take all actions necessary or appropriate for Brookline to conform with such laws and regulations.

2.            Representations and Warranties of Company.  Company hereby represents and warrants to Brookline that,  except as otherwise set forth in the Memorandum or the SEC Reports, each of the following is true and correct in all respects as of the date hereof and will be true and correct in all respects as of each Closing Date (as defined in Section 5(c) below):
(a)            The Memorandum will be and, as of each Closing Date, has been prepared by Company, at its sole cost, in conformity with all applicable laws and regulations, including, without limitation, Regulation D, the Act and the requirements of all other rules and regulations (the “Regulations”) of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Securities are to be offered and sold, excluding foreign jurisdictions. Assuming Brookline’s obligations under Sections 1 and 3 of this Agreement and the accuracy of investor representations and warranties set forth in the Offering Documents, the Securities will be offered and sold pursuant to the registration exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) and/or Section 4(a)(6) of the Act as a transaction not involving a public offering in those jurisdictions mutually agreed by Brookline and Company. Company has not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering or the exemption(s) from registration available pursuant to Rule 506 of Regulation D, Section 4(a)(2) or Section 4(a)(6) of the Act, and knows of no reason why any such exemption would be otherwise unavailable to it. None of Company’s affiliates have been subject to any order, judgment or decree of any court or governmental authority of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Rule 503 of Regulation D.
(b)            The Offering Documents will not and, as of each Closing Date, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the Offering Documents were made, not misleading. None of the statements, documents, certificates or other items prepared or supplied (or to be prepared or supplied) by Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact that Company will not disclose, and, as of each Closing Date, has not disclosed, in the Memorandum and of which Company is aware that materially and adversely affects or could reasonably be expected to materially and adversely affect the business prospects, financial condition, operations or assets of Company, except as otherwise disclosed in the reports, schedules, forms, statements and other documents filed by Company under the 1934 Act, including the exhibits thereto and documents incorporated by reference therein (collectively, the “SEC Reports”).
(c)            Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Company has no subsidiaries and does not have an equity interest in any other firm, partnership, limited liability company, corporation, association or other entity.  Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), operations or property of Company (a “Material Adverse Effect”).
(d)            Company has all requisite power and authority (corporate and other) to conduct its business as presently conducted and as proposed to be conducted  and to enter into and perform its obligations under this Agreement.  Prior to any Closing (as defined below), Company has all requisite power and authority (corporate and other) to enter into and perform its obligations under the Offering Documents and to issue, sell and deliver the Securities. This Agreement has been duly executed and delivered and constitutes, and each of the Offering Documents, if applicable, upon due execution and delivery, will constitute, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms: (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation or warranty is made herein regarding the enforceability of Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(e)            None of the execution and delivery of, or performance by Company of this Agreement or the consummation of the transactions herein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of Company under any agreement or other instrument to which Company is a party or by which Company or its assets may be bound, any term of the articles of incorporation, bylaws and other governance documents of Company or any license, permit, judgment, decree, order, statute, rule or regulation applicable to Company or any of its assets.
(f)            Company’s outstanding equity has been duly authorized and issued. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Offering Documents that has not been effectively waived. Company’s common stock conforms to all statements in relation thereto contained in the SEC Reports and the SEC Reports describes all material terms and conditions thereof. No consent, authorization or filing of or with any court or governmental authority is required on the part of Company in connection with the issuance of the Securities or the consummation of the transactions contemplated herein or in the Offering Documents, except for required filings with the SEC and applicable “Blue Sky” or state securities commissions relating specifically to the Offering (all of which will be duly made on a timely basis by Company or Company’s counsel).
(g)            Company has no material liabilities of any kind (whether accrued, absolute, contingent or otherwise), nor has Company entered into any material transactions or commitments, that are required to be reflected as liabilities in the most recent balance sheet set forth in the financial statements of Company included in the SEC Reports other than liabilities incurred after the date of such balance sheet in the ordinary course of business.  The financial statements of Company included in the SEC Reports fairly present in all material respects the financial position of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.
(h)            Company has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted, where a failure to obtain such license, permit or authorization would not have a Material Adverse Effect.
(i)            No default by Company or, to the knowledge of Company, any other party exists in the due performance under any material agreement to which Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”).
(j)            There are no actions, proceedings, claims or investigations before or by any court or governmental authority pending or, to the knowledge of Company, threatened, against Company, or involving Company’s assets or, to the knowledge of Company, involving any of its officers or directors which, if determined adversely to Company or such officer or director, could have a Material Adverse Effect or materially and adversely affect the transactions contemplated by this Agreement or the Offering Documents or the enforceability thereof.
(k)            Company is not in violation of: (i) its articles or certificate of incorporation, bylaws or other governance documents, as applicable and as may be amended, restated and supplemented from time to time to date; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which Company is a party or by which it is or may be bound or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to Company; or (iv) any judgment, decree or order applicable to Company; which any such violation or violations individually, or in the aggregate, would result in a Material Adverse Effect.
(l)            To the knowledge of Company, Company owns all right, title and interest in, or possesses adequate and enforceable rights to use, all registered and unregistered (including pending applications) copyrights, patents, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes that are used by Company in the operation of Company’s business (collectively, the “Intangibles”). To the knowledge of Company, (i) Company has not infringed upon the rights of others with respect to the Intangibles, (ii) Company has received no notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, and (iii) Company otherwise has received no notice of conflict with the asserted rights of others with respect to the Intangibles that would result in a Material Adverse Effect.
(m)            Company has filed each federal, state, local and foreign tax return that is required to be filed by it or has requested an extension therefor, and Company has paid all taxes and all related assessments, penalties and interest to the extent that the same have become due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or except where the failure to file such return or pay such taxes, assessments, penalties or interest would not result in a Material Adverse Effect.
(n)            No person or entity will have, as a result of the offer and sale of Securities in the Offering, any valid claim against or upon Brookline for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by Company.  Company agrees to indemnify Brookline from any such claim made by any other person or entity.
(o)            Neither the sale of the Securities by Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person.  Company and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).
(p)            None of Company or any of its predecessors, affiliated issuers, directors, executive officers, or other officers participating in the Offering, nor any beneficial owner of 20% or more of Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with Company in any capacity at the time of any sale of Securities (each, a “Company Covered Person”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of the Act (each, a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3); and Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event.
Company shall provide prompt written notice to Brookline prior to any Closing of any Disqualification Event relating to any Company Covered Person or any event that would, with the passage of time, become such a Disqualification Event.  Subject to Brookline’s compliance with Section 3(b) below with respect to any Brookline Covered Person, Company shall also comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and shall furnish to Brookline a copy of any disclosures to be provided thereunder.
3.            No Brookline Disqualification Events.
(a)            Brookline hereby represents and warrants to Company that each of the following is true in all respects as of the date hereof and will be true in all respects as of each Closing Date: (i) none of Brookline, its managing member(s), or any directors, executive officers or other officers participating in the Offering of Brookline or its managing member(s) (each, a “Brookline Covered Person”), is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3); and (ii) Brookline has exercised reasonable care to determine whether any Brookline Covered Person is subject to a Disqualification Event.
(b)            Brookline shall provide Company prompt written notice, a reasonable time prior to any Closing, of any Disqualification Event relating to any Brookline Covered Person or any event that would, with the passage of time, become such a Disqualification Event.
4.            Placement Agent Appointment and Compensation.
(a)            Company hereby appoints Brookline as its exclusive placement agent in connection with the Offering. Company acknowledges and agrees that Brookline may use selected dealers and sub-agents to fulfill its agency hereunder provided that such dealers and sub-agents are compensated solely by Brookline. Brookline shall notify Company of any selected dealer or sub-agent that Brookline utilizes to fulfill its agency hereunder. The agency of Brookline and its appointment as placement agent hereunder shall continue until the Termination Date.
(b)            Company will cause to be delivered to Brookline copies of the Offering Documents and Company hereby consents to Brookline’s use of such copies for the purposes permitted by the Act and applicable securities laws in connection with the Offering.  Company hereby authorizes Brookline and its employees, agents and selected dealers, if any, to use the Memorandum and Offering Documents in connection with the offer and sale of the Securities until the earlier to occur of (i) the Termination Date, (ii) the final Closing in relation to the Offering, or (iii) the date Company instructs Brookline in writing to no longer use the Memorandum, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those constituting part of the Memorandum in connection with the offer and sale of the Securities. Company shall provide Brookline at Company’s own expense such quantities of the Offering Documents as Brookline may reasonably request.
(c)            Company will cooperate with Brookline by making available to Brookline’s representatives such information as may be reasonably requested in making a reasonable investigation of Company and its affairs and shall provide access during regular business hours to such employees of Company as Brookline may reasonably request.
(d)            With the exception of those found on Exhibit A attached hereto to which a reduced cash fee will be due Brookline, out of the proceeds received at each Closing and as a condition to each Closing, Company shall pay to Brookline a cash placement fee (the “Placement Agent’s Fee”) equal to 7% of the aggregate purchase price paid by purchasers of Securities issued at the Closing. The Placement Agent’s Fee will be deducted from the gross proceeds of the Securities sold at the Closing and paid at the time of Closing.  Brookline will receive a cash payment equal to 2% of the aggregate purchase price paid by purchasers of Securities issued at the Closing to Exhibit A investors.
(e)            With the exception of those found on Exhibit A attached hereto to which a reduced equity fee will be due Brookline, as additional compensation, Company shall issue to Brookline or its designees warrants (the “Agent’s Warrants”) to purchase an aggregate number of shares of Company’s common stock equal to 7% of the aggregate number of shares of Securities sold in the Offering to purchasers of Securities. The Agent’s Warrants will be on the same terms as those warrants issued to the purchasers of Securities.  Company shall issue to Brookline or its designees Agents Warrants to purchase an aggregate number of shares of Company’s common stock equal to 2% of the aggregate number of shares of Securities sold in the Offering to purchasers of Securities listed on Exhibit A.
(f)            Payment to Brookline of any Placement Agent’s Fee and Agent’s Warrants is due at and as a condition to any Closing, unless this condition is waived, in full or in part, by Brookline in its sole discretion, in which case such payment shall be due promptly (and in no event more than three business days) following the time that Brookline requests such payment in the future. To the extent there is more than one Closing, payment of the proportional amount of any Placement Agent’s Fee and Agent Warrants will be made out of the proceeds of subscriptions for the Securities sold at each Closing unless otherwise agreed by Brookline and Company.
(g)            With the exception of those found on Exhibit A attached hereto to which no Tail Placement Agent’s Fees shall be due to Brookline, Brookline will be entitled to, and Company shall pay to Brookline, tail placement agent’s fees (the “Tail Placement Agent’s Fees”) equal to 7% of the aggregate purchase price of any equity securities of Company or any affiliate or successor of Company or securities that are by their terms convertible into equity securities of Company or any affiliate or successor of Company (“New Securities”) issued in any subsequent offering (each, a “Subsequent Offering”) consummated during the 12-month period following the Termination Date (the “Tail Period”) (I) to purchasers of Securities issued in this Offering and (II) to persons and entities, including, without limitation, individuals, trusts, corporations, limited liability companies, and partnerships, that were placed by Brookline as further defined below (collectively, the “Brookline Investors”). Notwithstanding the foregoing, a Subsequent Offering will not include:(A) the issuance of shares of common stock or any securities convertible into shares of common stock, upon the exercise or conversion of common stock equivalents (i.e., options, warrants, etc.) that are outstanding as of the date of this Agreement; (B) the grant or issuance of shares of common stock, options, warrants or other equity awards to employees, officers, directors, consultants or advisors of Company pursuant to plans or agreements approved by Company’s Board of Directors or a duly authorized committee of Company’s Board of Directors, and the issuance of shares of common stock in respect thereof; (C) the issuance of New Securities as consideration for mergers, acquisitions or other business combinations; or (D) the issuance of New Securities in connection with sponsored research, collaboration, technology license, development, OEM, distribution, marketing, services or other similar agreements or strategic partnerships approved by a majority of the disinterested members of Company’s Board of Directors. For purposes of this Agreement, “placed by Brookline” means (x) all investors with regard to which Brookline is entitled to receive the Placement Agent’s Fee, and (y) all other persons and entities, including, without limitation, individuals, trusts, corporations, limited liability companies, and partnerships, who by or at the suggestion or direction of Brookline or Company, during the period of time from the date of this Agreement until the Termination Date: (1) met with Company or had a conversation with Company either in person or by telephone or other means of communication regarding the Offering; or (2) were provided a copy of the Memorandum based upon expressing an interest in the Offering. Brookline will provide Company with a list of the persons described in Section 4(g)(y) above within 30 days following the termination of this Agreement.
(h)            With the exception of those found on Exhibit A attached hereto to which no Tail Agent’s Warrants shall be due to Brookline, as additional compensation, Company shall issue warrants (the “Tail Agent’s Warrants”) to Brookline or its designees to purchase an aggregate number of shares of common stock of Company (or other equity securities of Company mutually agreeable to the parties) equal to 7% of the aggregate number of shares of New Securities sold in a Subsequent Offering (or, if applicable, equity securities into which such New Securities would convert upon at the elective or any similar type of conversion price set forth in such New Securities) to Brookline Investors during the Tail Period. The Tail Agent’s Warrants issued to Brookline will have an exercise price equal to the greater of: (i) a 10% premium to the per share purchase price or (ii) the exercise price of warrants issued in such offering. Such warrants shall be exercisable immediately after the date of issuance. Further, the Tail Agent’s Warrants will expire 5 years after the date of issuance, be freely transferable subject to applicable laws, and include cashless exercise,  and other customary provisions reasonably acceptable to the parties. Company will have no right to redeem the Tail Agent’s Warrants. The Tail Agent’s Warrants will not have demand, piggy-back or other registration rights.
(i)             In connection with Brookline executing this Agreement and agreeing to act as placement agent in connection with the proposed Offering, Company hereby grants Brookline a right of first offer to negotiate with the Company regarding whether, and on what terms, Brookline would act at least as Company’s joint bookrunner or co-placement agent with respect to any public or private offering by Company of its equity or debt securities or a co-advisor on a sale of the Company (a “Subject Transaction”) within the period beginning on the date of this Agreement and ending 12-months following the termination of this Agreement. Any such engagement shall be upon terms and for fees that are mutually acceptable to the Company and Brookline. If the parties do not reach agreement on such terms and fees within five (5) days after the Company delivers written notice of the Company’s intention to pursue Subject Transaction, then the Company may engage such other person or firm, on such terms and for such compensation, as are acceptable to the Company in its sole discretion and thereafter Brookline shall not have any further rights under this Section 4(i).

5.            Subscription and Closing Procedures.
(a)            Each prospective investor will be required to complete and execute signature pages to the Offering Documents, which will be forwarded or delivered to Brookline at the offices of Brookline at the address set forth in Section 14 hereof setting forth the amount of Securities desired to be purchased. The funds in the full amount of the purchase price for the Securities desired to be purchased will be transmitted by wire transfer directly to the Escrow Agent (as defined below).
(b)            All funds for subscriptions to purchase Securities from prospective investors will be transmitted directly by such prospective investor to the Escrow Agent and deposited in a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with ServisFirst Bank or another agent mutually acceptable to the parties (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement between Company, Brookline and the Escrow Agent, which will be in form and substance reasonably satisfactory to the parties thereto. Company will pay all fees related to the establishment and maintenance of the Escrow Account, regardless of whether a Closing occurs. Company shall have the sole right to accept or reject subscriptions for the purchase of Securities, and Brookline shall have no power or authority to bind Company. Company shall provide Brookline copies of executed Offering Documents with respect to the purchase of Securities by prospective investors. Notwithstanding any provision of this Agreement to the contrary, Company shall be under no obligation to consummate the Offering.
(c)            If subscriptions from prospective investors have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement and in the Offering Documents have been fulfilled (other than such conditions as are required to be fulfilled at Closing), a closing on the prospective investors’ subscriptions (the “Closing”) shall occur on such date as is mutually agreed by Company and Brookline (such date, the “Closing Date”). The Escrow Agent shall follow the written instructions submitted by Company and Brookline and disburse the funds simultaneously to the payees by wire transfer at the time of Closing. Delivery of payment for the accepted prospective investors’ subscriptions from the funds held in the Escrow Account will be made by wire transfer from the Escrow Agent to Company at Closing against delivery by Company of the Securities, which wire transfer shall be net of amounts due to Brookline, Brookline’s counsel, if Brookline so directs, and Company’s counsel, if Company so directs, and the Escrow Agent, if any.
(d)            If all of the conditions set forth in the Memorandum have not been fulfilled on or before the Termination Date for any reason (other than such conditions as are required to be fulfilled at Closing), the Offering will be terminated, no Securities will be sold, and the Escrow Agent will, at the request of Brookline, cause all monies received from prospective investors that subscribed for the Securities to be promptly returned to such investors without interest or offset.
(e)            The conditions set forth in the Memorandum that must be satisfied (or otherwise waived) for a Closing to occur must be reasonably satisfactory to Brookline.
6.            Further Covenants. Company hereby covenants and agrees that:
(a)            If, at any time prior to the Closing, any event shall occur as a result of which, in the reasonable judgment of Company or Brookline (or counsel thereto), (i) the Offering Documents would include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it would be necessary to amend or supplement the Offering Documents so that the representations and warranties herein remain true in all material respects or to comply with Regulation D or any other applicable securities laws or regulations, Company or Brookline, as applicable, will promptly notify the other party and Company shall, at its sole cost, prepare and furnish to Brookline copies of appropriate amendments and/or supplements in such quantities as Brookline may reasonably request. Company will not at any time, whether before or after the Closing, prepare or use any amendment or supplement to the Offering Documents of which Brookline will not previously have been advised and furnished with a copy, or to which Brookline or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the Act, the Regulations and other applicable securities laws, rules and regulations.  As soon as Company is advised thereof, Company will advise Brookline and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Offering Documents, or the suspension of the qualification or registration of the Securities or shares of common stock of Company underlying the Securities for offering or the suspension of any exemption for such qualification or registration of the Securities underlying the Securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and Company will use its commercially reasonable efforts to prevent the issuance of any such order, judgment or decree and, if issued, to endeavor to obtain as soon as reasonably possible the lifting thereof.
(b)            Company shall comply with the Act, the Regulations, the 1934 Act, and the rules and regulations thereunder, all applicable federal, state and foreign securities laws and the rules and regulations thereunder in the states in which the Securities are to be offered and in which Company’s counsel has advised Brookline that the Securities are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Securities, and will file with the SEC, and shall promptly thereafter forward to Brookline, any and all reports on Form D and other securities filings as are required.  Company shall take all reasonable steps to assist Brookline in complying with FINRA Rule 5123 and Regulation M, provided that compliance with FINRA Rule 5123 and Regulation M shall be Brookline’s responsibility.
(c)            Company shall use its reasonable best efforts to qualify the Securities for sale (or seek exemption therefrom) under the state securities or Blue Sky laws of such jurisdictions in the United States as may be mutually agreed to by Company and Brookline, and Company will (through its counsel) make such applications and furnish information as may be required for such purposes, provided that in no event shall Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now subject, and provided further that Company shall not be required to produce any new disclosure document other than the Memorandum.  Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as Brookline may reasonably request.
(d)            To the extent required by applicable law or its governance documents, Company shall place a legend on the certificates representing the Securities issued to investors stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws and setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.
(e)            Company shall apply the net proceeds from the sale of the Securities for the purposes described in the Memorandum.
(f)            Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, as partial consideration to Brookline for the performance of its services hereunder, Company hereby agrees to pay all reasonable fees, costs and expenses incident hereto and to the Offering, including, without limitation, those in connection with: (i) preparing, printing, duplicating, filing, distributing and binding the Memorandum and any and all amendments and/or supplements thereto and any and all agreements, contracts and other documents related hereto and thereto; (ii) the creation, authorization, issuance, transfer and delivery of the Securities, including, without limitation, fees and expenses of any transfer agent or registrar; (iii) all fees and expenses of legal, accounting and other advisers to Company; (iv) the registration, qualification or exemption  of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions pursuant to Section 6(c); (v) the fees and expenses of the Escrow Agent; (vi) all reasonable travel, long-distance telephone call, photocopying, courier and related other out-of-pocket expenses incurred by Brookline in connection with this Agreement, including the reasonable fees and expenses of Brookline’s counsel, all of which fees, costs and expenses shall be reasonably documented by Brookline in an invoice submitted by Brookline to Company; provided, however, that in no event shall Company be obligated to pay any fees and expenses described in this clause (vi) in excess of $35,000 in the aggregate without Company’s written consent; provided, further, that the foregoing limitation on fees and expenses shall in no way affect the obligations of Company with respect to the indemnification provisions set forth in Section 9. All fees and expenses described in this clause (vi) shall be payable to Brookline by Company within 30 days after Company’s receipt of an invoice from Brookline from time to time for such for such fees and expenses.
7.            Conditions to Closing. At or before the Closing, the parties agree that the following conditions shall be satisfied (or mutually waived in writing by the parties):
(a)            Each of the representations and warranties of Company in this Agreement shall be true and correct in all material respects, other than representations and warranties that contain materiality or knowledge standards or qualifications (which representations and warranties shall be true and correct in all respects) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.
(b)            Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by Company under the Offering Documents at or before the Closing.
(c)            No order suspending the use of the Memorandum or enjoining the offering or sale of the Securities shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated and pending, or, to Company’s knowledge, are contemplated or threatened.
(d)            The Chief Executive Officer of Company shall have duly executed and delivered a certificate to Brookline certifying on behalf of Company that: (i) there have been no undisclosed material and adverse changes in the business condition (financial or otherwise) of Company from the date of the latest financial statements included in the SEC Reports and (ii) the conditions set forth in subparagraphs (a), (b), (c) and (g) in this Section 7 have been fulfilled.
(e)            Company shall have paid all fees, costs and expenses due pursuant to this Agreement, including, without limitation, those set forth in Sections 4 and 6(f) of this Agreement.
(f)            All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Securities will be reasonably satisfactory in form and substance to Brookline and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.
(g)            All shares of common stock of the Company which may be issued at or following the Closing upon exercise of any warrants and the Agent’s Warrants will be upon issuance, validly issued and fully-paid and non-assessable.
(h)            Brookline shall have completed, to Brookline’s reasonable satisfaction, its due diligence review of Company and Company shall have fulfilled such other conditions and requirements as Brookline may, in its sole discretion, reasonably request from time to time.
8.            Mutual Condition.  The obligations of Brookline and Company hereunder are subject to the execution by the investors of the Offering Documents in form and substance reasonably acceptable to Brookline and Company.
9.            Indemnification.
(a)            Company will: (i) indemnify and hold harmless Brookline, its selected dealers and each of Brookline’s and its selected dealers’ officers, directors, employees and each person, if any, who controls Brookline within the meaning of the Act (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject, under the Act or otherwise, in connection with the offer and sale of the Securities; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that Company will not be liable in any such case to the extent that any such claim, damage or liability results from: (A) an untrue statement or alleged untrue statement of a material fact made in the Offering Documents, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to Company by Brookline or any such controlling persons specifically for use in the preparation thereof; (B) any violations by Brookline of applicable law, including but not limited to the Act or state securities laws, which does not result from a violation thereof or a breach hereof by Company or any of its affiliates; or (C) any intentional misrepresentation by, or gross negligence, willful misconduct or bad faith of, Brookline.  In addition to the foregoing agreement to indemnify and reimburse, Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering as a result of arrangements made by Company.
(b)            Promptly after receipt by an Indemnitee under this Section 9 of notice of the commencement of any action, claim, proceeding or investigation (“Action”), such Indemnitee, if a claim in respect thereof is to be made against Company under this Section 9, will notify Company of the commencement thereof, but the omission to so notify Company will not relieve it from any liability which it may have to any Indemnitee under this Section 9 unless Company has been substantially prejudiced by such omission.  Company will be entitled to participate in, and, to the extent that Company may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Indemnitee.  The Indemnitee will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of Company if Company has assumed the defense of the Action with counsel reasonably satisfactory to the Indemnitee; provided, however, that if the Indemnitee shall be requested by Company to participate in the defense thereof or shall have concluded in good faith and specifically notified Company either that there may be specific defenses available to the Indemnitee which are different from or additional to those available to Company or that such Action involves or could have a material adverse effect upon the Indemnitee with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing the Indemnitee, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on the Indemnitee’s behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by Company.  No settlement of any Action against an Indemnitee will be made without the consent of Company and the Indemnitee, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party, and Company shall not be liable to indemnify any person for any settlement of any such claim effected without Company’s consent.
10.            Term and Termination.
(a)            This Agreement, and Brookline’s engagement hereunder, shall automatically terminate on the day immediately following the Termination Date.  In addition, this Agreement may be terminated at any time upon at least 10 days’ written notice of termination by either party to the other party.
(b)            This Agreement may be terminated by Brookline at any time in the event that: (i) any of the representations or warranties of Company contained herein or in the Offering Documents shall have been false or misleading in any material respect when actually made; (ii) Company shall have failed to perform any of its material obligations hereunder; (iii) there shall occur any event within the control of Company that could materially adversely affect the transactions contemplated hereunder or the ability of Company to perform hereunder; or (iv) upon completion of its due diligence review of Company, Brookline shall not be reasonably satisfied.
(c)            This Agreement may be terminated by Company at any time in the event that: (i) any of the representations or warranties of Brookline contained herein shall have been false or misleading in any material respect when actually made; or (ii) Brookline shall have failed to perform any of its material obligations hereunder.
(d)            Before any termination by Brookline under Section 10(b) or by Company under Section 10(c) shall become effective, the terminating party shall give at least five days prior written notice to the other party of its intention to terminate this Agreement (the “Termination Notice”).  The Termination Notice shall specify the grounds for the proposed termination. If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have five days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, this Agreement shall terminate.
(e)            Termination of this Agreement, for whatever reason, shall not affect Brookline’s right to reimbursement under Section 6(f) for fees and expenses it incurred prior to termination, or Brookline’s right to payment of any accrued and unpaid Placement Agent’s Fee, Agent’s Warrants, Tail Placement Agent’s Fee and Tail Agent’s Warrants pursuant to Sections 4(d), (e), (g) and (h) as of termination or after the termination.
11.  Limitation of Engagement.  Company acknowledges that Brookline has been retained only by Company, that Brookline is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that Company’s engagement of Brookline is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, director, member, manager, owner or partner of Company or any other person not a party hereto as against Brookline or any of its affiliates, or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act), employees or agents, other than the indemnification provisions set forth in Section 9.  Unless otherwise expressly agreed in writing by Brookline or as provided in Section 9, no one other than Company is authorized to rely upon this Agreement or any other statements or conduct of Brookline, and no one other than Company is intended to be a beneficiary of this Agreement.  Company acknowledges that any recommendation or advice, written or oral, given by Brookline to Company in connection with this engagement is intended solely for the benefit and use of Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  Company, in its sole discretion, shall have the right to reject any investor introduced to Company by Brookline.
12.   Limitation of Liability.  Neither Brookline nor any of its affiliates or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act), employees or agents shall have any liability to Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of Company (whether direct or indirect, in contract, tort, or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Brookline and that are finally determined by a court of competent jurisdiction to have resulted from: (i) any violation by Brookline of applicable law, including but not limited to the Act or state securities laws, which does not result from a violation thereof or a breach hereof by Company or any of its affiliates; or (ii) any intentional misrepresentation made by Brookline, or any willful misconduct or bad faith of Brookline. Notwithsanding the foregoing, in no event shall Brookline’s obligations hereunder exceed the fees payable to it hereunder, except where Brookline shall have been finally determined by a court of competent jurisdiction to have intentionally misrepresented a material fact or to have engaged in willful misconduct or bad faith.
13.            Survival.  Notwithstanding anything to the contrary contained herein, Sections 6 through 22 of this Agreement shall survive the termination of this Agreement, whether this Agreement is terminated pursuant to 10(a) above or otherwise. The respective indemnities, agreements, representations, warranties and other statements of Company and Brookline set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, Company or Brookline or any of their officers or directors or any controlling person thereof and will survive the sale of the Securities.
14.            Notices.  All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery, fax or email, if sent to Brookline, to Brookline Capital Markets, a division of CIM Securities, LLC, 509 Madison Avenue, Suite 1006, New York, New York 10022, Attn: William B. Buchanan, Jr., email: bill.buchanan@brooklinecapitalmarkets.com, with a copy to: TBD, email: TBD, and, if sent to Company, to QBIO Attn: Denis Corin, Chief Executive Officer, fax number 212-826-9307, email:dcorin@qbiomed.com, with a copy to William S. Rosenstadt, email: wsr@ortolirosenstadt.com. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine and notices sent by email shall be deemed received as of the date and time of receipt indicated on the recipient’s email message.

15.            Confidentiality.  Brookline hereby agrees with Company: (i) to maintain in confidence any non-public information disclosed to Brookline with respect to Company; (ii) to use such information only in connection with the provision of services to Company hereunder; and (iii) to comply with applicable securities laws with respect to such information.  Brookline agrees to keep confidential during the Term, and for five years after any termination of this Agreement, all non-public information provided to it by Company or its advisors, except as required by law, pursuant to an order of a court of competent jurisdiction or the request of a regulatory authority having jurisdiction over Brookline (a “Regulatory Request”), or as contemplated by the terms of this Agreement, provided Brookline shall, if permitted by law, give notice to Company of the requirement, order or Regulatory Request to furnish the non-public information (other than a Regulatory Request made in the ordinary course and not specific to the non-public information).  Notwithstanding any provision herein to the contrary, Brookline may disclose non-public information to its affiliates, agents and advisors whenever it determines that such disclosure is necessary to provide the services contemplated hereunder, provided that it advises such persons of the obligation to maintain the confidentiality of such information and remains liable under this Agreement for any breach of confidentiality by such affiliates, agents and advisors.  Notwithstanding any provision herein to the contrary, this Section shall not bar disclosure of, and Brookline and its representatives or agents may disclose, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Offering and related transactions and all materials of any kind (including opinions or other tax analyses) that are provided to Brookline or Company or such representatives or agents relating to such tax treatment and tax structure, provided that with respect to any document or similar item, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions.
16.            Choice of Law; Assignment; Waiver of Trial by Jury. This Agreement (and all controversies which may arise between the parties related to or arising from this Agreement) is governed by the laws of the State of  New York, without regard to conflicts of law principles. The parties agree that the exclusive venue for disputes under this Agreement shall be the state and federal courts located in New York County, New York. This Agreement will be binding upon and inure to the benefit of each of the parties and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. The parties agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of any party with respect to any matter whatsoever relating to or arising from this Agreement, the engagement of Brookline hereunder or the Offering. The prevailing party in any legal proceeding between the parties hereto shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party.
17.            Miscellaneous.
(a)            No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.  Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder.
(b)            Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby.  No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.
(c)            If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect.
(d)            Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings take such further action and execute such other and further documents and instruments as the other party may reasonably request in order to provide the other party with the benefits of this Agreement.

(e)            The parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may become necessary to enter into any revisions or amendments to this Agreement in the future to conform to any federal or state regulations.

18.            Entire Agreement.  This Agreement supersedes all prior agreements, written or oral, between the parties with respect to the subject matter hereof.
19.            Counterparts.  This Agreement may be executed in multiple counterparts, each of which may be executed by fewer than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.
20.            Advertising.  Brookline may, at its option and expense: (a) place advertisements in financial and other newspapers and journals (including electronic version) describing its services to Company, provided the Offering already has been consummated and publicly announced by Company; and (b) use Company’s corporate logo in such advertising or related promotional materials (including electronic versions) concerning Brookline’s services to Company in connection with the Offering, provided that Brookline shall first submit a copy of any such advertising or related promotional materials to Company for its prior approval, which approval shall not be unreasonably withheld or delayed.
21.            Successor Company.  If Company merges into, is acquired by, or otherwise transfers a majority of its outstanding capital stock and/or assets to, any other legal entity (the “New Holding Company”), then the New Holding Company shall immediately be a party to this Agreement and assume all obligations of Company under this Agreement.
22.            Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision of this Agreement will not and shall not be deemed to affect the validity or enforceability of any other provision hereof.  In the event any provision of this Agreement is held to be invalid or unenforceable, the parties hereto (i) agree that the remaining provisions hereof shall be deemed to be in full force and effect as if such provisions had been executed by each of the parties hereto subsequent to the expunging of the invalid and unenforceable provision, and (ii) shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between Company and Brookline in accordance with its terms.
                                                                                                  Very truly yours,

                                                                                                  Q BIOMED, INC.

By:     /s/ Denis Corin_____________________________
Denis Corin
Chief Executive Officer

Accepted and agreed to this June 4, 2017:

BROOKLINE CAPITAL MARKETS,
a division of CIM Securities, LLC

By:      /s/ William B. Buchanan, Jr.
William B. Buchanan, Jr.
Managing Director

Exhibit A to Brookline Placement Agency Agreement

1)      Current Shareholders of Company

2)      Eastern Capital Ltd and any affiliates thereof

3)      Any entities or affiliates thereof with offices at 501 Madison Avenue – 14th Floor, New York, NY 10022